EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement on Form S-8 of our report dated April 9, 2006 relating to the consolidated financial statements of Elbit Medical Imaging Ltd. and its subsidiaries, (which report expresses an unqualified opinion and includes explanatory paragraph relating to:
(1) the differences between accounting principles generally accepted in Israel and accounting principles generally accepted in the United States of America;
(2) the presentation of the "reported amounts" and "adjusted values"; (3) claims that have been filed against Group companies and for some of those claims petitions have been filed for certification as class actions; (4) the adoption of Accounting Standard No. 19; and (5) the translation of New Israeli Shekel amounts into U.S. dollar amounts), appearing in the Annual Report on Form 20-F of Elbit Medical Imaging Ltd. for the year ended December 31, 2005, and to the reference to us under the heading "Experts" in the prospectus, which is part of the Registration Statement.

/s/ Brightman Almagor & Co.
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Brightman Almagor & Co.
Certified Public Accountants
A member firm of Deloitte Touche Tohmatsu

Tel-Aviv, Israel
August 14, 2006